Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Everi Holdings Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199, 333-197860 and 333-202798) of Everi Holdings Inc. of our reports dated March 15, 2016, relating to the consolidated financial statements, and the effectiveness of Everi Holdings Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Las Vegas, Nevada

March 15, 2016